UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) – Appointment of a New Director

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, Advanced Environmental Recycling Technologies, Inc. (AERT) advised its stockholders on May 2, 2011 that under the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of the Company filed on March 17, 2011 with the Delaware Secretary of State, H.I.G. AERT, LLC (H.I.G) has the right to designate four out of seven directors, representing a majority of the Company’s board of directors.  At that time, AERT also advised its stockholders that H.I.G. had designated Michael R. Phillips, Todd J. Ofenloch, Bobby J. Sheth and Jackson S. Craig as directors of the Company, to be effective concurrently with the election of the remaining members of the board of directors at the July 14, 2011 annual meeting of stockholders.

On July 14, 2011, AERT held its annual meeting of stockholders.   The following nominees were elected to the board of directors:  Joe G. Brooks, Timothy D. Morrison, and Vernon J. Richardson.  With the election of these directors, the appointment of Michael R. Phillips, Todd J. Ofenloch, Bobby J. Sheth and Jackson S. Craig was also confirmed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Joe Brooks
Joe Brooks Chairman and Chief Executive Officer

Date: March 29, 2012